UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2019 (February 8, 2019)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2019, the Board of Directors (the “Board”) of Mack-Cali Realty Corporation (the “Company”), a Maryland corporation and the general partner of Mack-Cali Realty, L.P. through which it conducts its business, acting on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), voted to (i) expand the size of the Board from 10 to 11 persons effective immediately, and (ii) nominated a full slate of 11 candidates for election as directors at the Company’s 2019 annual meeting of stockholders expected to be held on June 12, 2019 (the “2019 Annual Meeting”) consisting of current directors Alan S. Bernikow, Michael J. DeMarco, Nathan Gantcher, William L. Mack, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Rebecca Robertson, and Vincent Tese and new director nominees Lisa Myers and Laura Pomerantz. In order to comply with certain technical requirements of Maryland law, the Board also intends to appoint Ms. Myers to the Board prior to the 2019 Annual Meeting to fill the vacancy resulting from the increase of the Board size from 10 to 11 persons.

Also on February 8, 2019, director Kenneth M. Duberstein advised the Company that he would not stand for re-election to the Board at the 2019 Annual Meeting and will retire from the Board. Mr. Duberstein will continue to serve as a director of the Company through the end of his term at the 2019 Annual Meeting and until his successor shall be elected and qualified. Ms. Pomerantz has been nominated for election to the Board at the 2019 Annual Meeting as the successor to Mr. Duberstein.

The Board also determined that each of Ms. Myers and Ms. Pomerantz is independent under the standards set forth in the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing standards.

There have been no transactions, since January 1, 2018 or that are currently proposed, regarding either Ms. Myers or Ms. Pomerantz that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

If elected to the Board at the 2019 Annual Meeting, Ms. Myers and Ms. Pomerantz will participate in the standard compensation arrangements for the Company’s non-employee directors, as previously reported. The Company also intends to enter into its standard form of indemnification agreements with Ms. Myers and Ms. Pomerantz, if elected to the Board at the 2019 Annual Meeting. The Board has not yet determined whether Ms. Myers or Ms. Pomerantz will serve on any committees of the Board.

A copy of the Company’s press release announcing, among other things, the nominations of Ms. Myers, Ms. Pomerantz and the other candidates for election to the Board at the 2019 Annual Meeting is filed herewith as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K Does Not Constitute a Solicitation of Proxies

Neither this Current Report on Form 8-K nor the press release filed as Exhibit 99.1 hereto is intended to, and does not, constitute a solicitation of proxies in connection with the 2019 Annual Meeting.  The Company will provide its stockholders with a proxy statement and other relevant materials in connection with the 2019 Annual Meeting.  Any solicitation of proxies by or on behalf of the Company in connection with the 2019 Annual Meeting will be conducted upon and following the dissemination of the proxy statement and other materials in accordance with applicable law.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release of Mack-Cali Realty Corporation dated February 11, 2019.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release of Mack-Cali Realty Corporation dated February 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: February 11, 2019	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: February 11, 2019		By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary